Blue Sphere Corporation 8-K/A

Exhibit 10.1

OPERATING AND MAINTENANCE CONTRACT

FOR AN ANAEROBIC DIGESTION PLANT USING BIOGAS

TO PRODUCE ELECTRIC POWER

between

Biogaservizi S.r.l., with its registered office in Trieste at 146/3 Via Commerciale, tax code and VAT no. 01260460322, share capital of €200,000.00, with €10,000.00 subscribed and paid in, enrolled in the Venezia Giulia Business Register with no. TS - 136597, represented by Massimo Vecchiet, born in [  ] on [  ], tax code [  ], in his capacity as the Chairman of the Board of Directors and legal representative of the company, holding the necessary authorisation on the basis of a Board resolution dated 30 October 2017 (hereafter, the “Operator”);

and

[EACH SPV] S.r.l., with its registered offices in Milan at 1 Corso Giacomo Matteotti, tax code and VAT no. [  ], share capital of €[  ], fully paid in, enrolled in the Milan Business Register with no. [  ], represented by Elroy Amitzur, born in [  ] on [  ], tax code [  ], in his capacity as the Chairman of the Board of Directors and legal representative of the company, holding the necessary authorisation on the basis of a Board resolution dated 3 November 2017 (hereafter, the “Client”);

(together they shall also be referred to as the Parties or individually as the Party).

Recitals:

(A)

The Client has available a piece of land in the [  ], identified in the [  ] Land Registry by [  ] (hereafter, the Site) on which is located an anaerobic digestion electric power plant, fed with agricultural biogas, with a power rating of [  ] kW (hereafter, the Plant);

(B)

In terms of the project to build and operate the Plant (as defined below), on [  ], the Client received Single European Authorisation no. [  ], protocol no. [  ], as subsequently updated on [  ] with landscape compatibility certification no. [  ] for the creation and management of the Plant (Single Authorisation) and the related works and essential infrastructure for the construction and running of the Plant;

(C)

The Plant was primarily financed by the Client, three special purpose vehicles created by Bluesphere Corporation (the SPVs) and the Bank (as defined below) entering into a project financing agreement (Financing Agreement), which has subsequently been updated on various occasions;

(D)

The Operator states it meets the necessary requirements to conduct the activities that are the object of this operating and maintenance contract (the Contract);

(E)

The Operator states it is prepared to accept the obligations set out in this Contract, as per the terms and conditions stated below;

(F)

On today’s date, the other SPVs have signed, with the Operator, operating and maintenance contracts (hereafter the O&M Contracts) for a further 3 (three) anaerobic digestion electric power plants fed by agricultural biomass that, along with the Plant, have a total combined capacity of about 4 MW (hereafter, the Biogas Portfolio).

This stated, the following is agreed upon:

1       Recitals, Annexes, Previous Contracts and Definitions

1.1

Value of the Recitals and Annexes

The recitals and the annexes to this Contract constitute an integral and substantial part of this Contract, having the force and value of an agreement between the Parties.

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1.2

Previous Contracts

This Contract supersedes and replaces any prior agreement or accord between the Parties as concern the object of this Contract.

1.3

Definitions and Interpretation

(a)

Definitions

These terms used in this Contract, when indicated with a capital letter, shall have the following meanings:

Direct Agreement indicates the agreement in Clause 23.2 to be signed by the Client, the Operator and the Bank as per the text and content indicated in Annex 8;

Biomass indicates the biomass to be used as fuel for the Plant, in compliance with what is indicated in the Authorisation;

Civil Code indicates the Italian Civil Code, introduced with Royal Decree no. 2 of 16 March 1942, as subsequently updated and amended;

Technical Expert refers to Protos S.p.A. or any other technical consultant appointed by the Bank to replace Protos S.p.A.;

Contract indicates this operating and maintenance contract, including the recitals and annexes;

Fee refers to the annual all-inclusive lump sum fee, which is fixed and unchangeable, the Client will pay the Operator to provide all the services and activities that are the object of this Contract in relation to the Plant and the Site;

Date of Efficacy means 1 October 2017;

Date of Signing refers to the date on which this Contract is signed;

Decree 81/2008 refers to Legislative Decree no. 81 of 9 April 2008 concerning the enactment of Article 1, Law no. 123 of 3 August 2007 on health and safety in the workplace, as updated, amended or replaced;

Digestate indicates the by-product regulated by Law no. 134/2012, as defined pursuant to Article 184-bis of Legislative Decree no. 152 of 3 April 2006, as amended, updated or replaced;

Interference Risk Document refers to the single document on the assessment of risk from interference (or DUVRI) envisaged by Article 26.3 of Decree no. 81/2008, drafted by the Client using the information provided by the Operator. It is Annex 2 to this Contract;

Enel refers to e-distribuzione S.p.A., as the power grid operator;

Supplier refers to the party appointed by the Client, from time to time, to supply the Biomass and collect, transport and distribute the Digestate produced by the Plant;

Working Day means every calendar day, other than Saturday or Sunday, on which banks normally open for business in Milan;

GSE refers to the energy service operator - Gestore dei Servizi Energetici - GSE S.p.A. - its replacement or assignees;

Bank refers to Banca IMI S.p.A., its replacement or assignees;

Applicable Law refers to all legislation and rules at European, Italian, local regional, provincial, municipal or any other level, as well as, but not limited to, the orders, decisions, decrees, injunctions, mandates, instructions, guidelines, regulations, circulars, deliberations, decisions and rules, however named, issued by a public authority and/or administration (including, for example, GSE and AEEGSI - Authority for Electricity, Gas and Water Systems) having jurisdiction, competence and/or a connection to the installation and operation of, or ancillary work on, the Plant, to connecting the Plant to the power grid or, in any case, to performing any of the obligations required of the Parties (or any third-party assignees) as indicated in or deriving from this Contract, as issued, amended and/or replaced from time to time;

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Personnel has the meaning indicated in Clause 5.22;

Performance has the meaning in Annex 6;

Guaranteed Performance has the meaning indicated in Clause 8.1 and Annex 6 of this Contract:

Authorisation refers, in relation jointly to the Plant and the Site, all the authorising documents, licences, clearances, opinions, rights, faculties and other acts of consent, however named, that are necessary for creating, operating and maintaining the Plant and Site (including the Single Authorisation) and for the related ancillary works and connections to the power grid, in compliance with the Applicable Law;

Production Bonus has the meaning indicated in Clause 8.8 below and, if and when due, it will be calculated in accordance with the provisions in the relevant section of Annex 6 (Verification Procedure for Performance, Compensatory Penalties and Production Bonus);

Report refers to each of the technical reports drafted by the Operator and submitted to the Client pursuant to Clause 2.4;

Services indicates, jointly, the operating, maintenance and additional services referred to in this Contract, as more clearly detailed in Clause 2, Annex 1 and Annexes 10 and 11;

Additional Services has the meaning indicated in Clause 2.5 below;

Operating Services refers to all the services needed to ensure the correct and efficient operation of the Plant during ordinary operations. In general, this term refers to the activities to manage the Plant (including weighing and registering the Biomass delivered to the Plant and the Digestate it produces, the Supplier support services provided during the delivery of the Biomass to the Plant’s trenches and during the collection of the solid and liquid Digestate produced by the Plant, the storage of the Biomass, the removal from storage and the loading into the Plant feeding system), the biological assistance and supervision thereof, the responsibility for and management of relations with competent authorities and the GSE, the responsibility for and management of the Client’s accounting and tax compliance, as more clearly outlined in Clause 2.3 and Annex 1 of this Contract. The costs for such aspects are covered by the Fee;

Maintenance Services refers to all the services needed to ensure the correct and efficient maintenance of the Plant during ordinary operations. In general, this refers to the assistance, repairs (both preventative and corrective) and maintenance work (including extraordinary maintenance and the responsibility for, purchasing and management of spare parts) on the Plant, as more clearly detailed in Clause 2.2 and Annex 1 of this Contract. The costs for such aspects are covered by the Fee;

(b)

Interpretation

The following rules of interpretation shall apply to this Contract, unless otherwise stated:

(i)

The indexing of the clauses is merely for ease of referencing and it cannot be used for the interpretation of the terms and conditions of this Contract;

(ii)

The references to sections, recitals, clauses and annexes are to be understood as references to sections, recitals, clauses and annexes in this Contract, unless otherwise indicated;

(iii)

Unless otherwise expressly indicated in this Contract, every reference to the Contract shall be a reference to this Contract as validly issued, integrated or amended, and to the version in force from time to time; and

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(iv)

Unless otherwise expressly indicated in this Contract, every reference to any agreement or document shall be a reference to that agreement or document as validly issued, integrated or amended, and to the version in force from time to time;

(v)

Unless expressly stated otherwise, the words and definitions used in the singular shall have the same meaning, mutatis mutandis, in the plural and vice versa;

(vi)

In this Contract, terms like “here”, “herein”, and so on, shall be understood to refer to the Contract as a whole and not individual clauses, unless it is expressly stated otherwise. Similarly, terms like “above” or “below” indicate the preceding and following sections in this Contract, starting from the point where such terms are used;

(vii)

The word “including” and the expression “in particular” shall also implicitly be followed by the expressions like “but not limited to”, even if such expressions are not actually stated;

(viii)

Furthermore, any reference to a subject shall also refer to that subject’s legitimate successors and assignees;

(ix)

If, in accordance with this Contract, an action must be performed, a notification sent or a term expires on a day other than a Working Day, then such an action, communication or expiry shall be required on the first Working Day thereafter; and

(x)

Unless expressly indicated otherwise, every use in this Contract of expressions like “act so as to” or “ensure” shall be understood as a reference to the promise of obligation or act of third person pursuant to Section 1381 of the Civil Code.

  Object of the Contract

2.1

Services - General Provisions

(a)

Under the terms and conditions of this Contract, the Client entrusts the Operator, who accepts, with the Maintenance Services, the Operating Services, the Additional Services and any other services regulated by this Contract (collectively, the Services) in order to achieve the performance levels set out in this Contract, in accordance with the highest quantitative and qualitative levels, and in compliance with Applicable Law.

(b)

In relation to the Plant and the Site, the Operator shall provide these Services to the highest standards, with regularity and diligence, from the Date of Efficacy and throughout the duration of this Contract, with the organisation and operation of the required means at its own risk. It shall use the last technologies and act in compliance with the Contract, as amended and/or updated from time to time.

2.2

Maintenance Services

The Operator shall provide the Maintenance Services for the Client that are detailed in Annex 1 (Description of the Services) in this Contract, including the following:

(a)

Ordinary maintenance work on the Plant, including assistance and maintenance for the cogeneration system at the Plant, with this done on the basis of periodic inspections and using the Global Service formula;

(b)

Monitoring the proper functioning of the cogeneration system, through periodic checks (as detailed in the instruction manuals) of the conditions and operating parameters (vibrations, noise levels, temperature, fluid process flow pressure etc.), taking readings, using remote supervision systems for the machinery in question;

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(c)

Promptly - within no more than 2 hours - having the Operator’s maintenance Personnel respond to malfunctions or stoppages caused by breakages to the cogeneration system, informing the Client in writing of such events;

(d)

Inspecting, checking and replacing, where necessary, worn technical parts, in accordance with the express provisions and following the deadlines set out in Annex 3, and all other equipment that is part of the cogeneration system for which maintenance is provided (namely pumps, valves, tubes, control systems, etc.);

(e)

Specialist manpower, with all the related costs (transport, board and lodging, insurance etc.);

(f)

Supply of the necessary materials (lubricants, spare parts for consumables and worn parts, as required for planned and extraordinary maintenance etc.) and the on-site storage, at the plants in the Biogas Portfolio, of standard spare parts for the cogeneration system, as set out in Annex 4 (Standard parts for the cogeneration system), with an undertaking to promptly replace any used parts;

(g)

Where required, the removal, repair in a workshop and re-installation of any equipment that is part of the cogeneration system and, in particular, the internal combustion engine, including transport and manpower;

(h)

The scheduled maintenance, as agreed with the Client, and anything additional required to ensure full compliance with the operating manuals and technical documents indicated in Annex 5 (Operating and maintenance manuals for the Plant’s components);

(i)

Extraordinary maintenance of the Plant, whether foreseeable or not (due to a breakdown, breakage, blockage etc), including the replacement of damaged, broken or improperly functioning parts, even if such parts are not covered by the original manufacturer’s and/or supplier’s guarantee, or if such work is required because of external factors. This shall also include the manpower required for such work, but it shall not include the extraordinary maintenance work on the gas dome or work required because of structural subsidence not ascribable, either completely or in part, to one or more undertakings accepted by the Operator in accordance with this Contract;

(j)

All other maintenance work, including the E70 review, as per the MWM maintenance plan in Annex 3 (Operating and maintenance manual for the internal combustion engine).

2.3

Operating Services

The Operator shall provide the Operating Services for the Client that are detailed in Annex 1 (Description of the Services) in this Contract, including:

(a)

Running and operating the Plant;

(b)

Operation and maintenance of the Plant’s supervision and safety services, including updating and improving these services according to market best practices and technological developments such that they are always conform with the Plant’s and/or Client’s insurance policies;

(c)

Weighing and recording of the Biomass delivered to the Plant and the weighing and recording of the Digestate leaving the Plant;

(d)

Assessments to ensure the quantity and quality of Biomass are sufficient to produce enough biogas to meet the Guaranteed Performance levels. Such assessments shall be conducted on receipt of each homogeneous batch of Biomass. The Operator shall communicate the results of these analyses as soon as they are available, along with its remarks on the quality and quantity of the Biomass received and/or stored;

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(e)

Support for Suppliers during the delivery of Biomass to the Plant’s trenches, and during the removal of the solid and liquid Digestate produced by the Plant;

(f)

Performing the actions required for the PUA (Agronomic Use Plan) and the related analyses for the correct agronomic use of Digestate;

(g)

Removing the Biomass from the storage facilities and loading it into the Plant’s feeder system;

(h)

Daily inspection of the Plant to check the key operational parameters, given the Plant’s technical specifications and using the specific check lists agreed on by the Operator and Client;

(i)

Any biological work required to monitor the biological processes and the Plant’s production of biogas;

(j)

Monitoring the entire fermentation process, without changing the Operator’s undertaking to provide the Client with details of the Biomass quantities used quarterly;

(k)

If there are any irregularities, providing the Client with indications about the work required (about operating or biological aspects, the Biomass mix, or anything else that might be useful or necessary) to return the biological process to normal and the correct production of gas. Such work will then be overseen and undertaken by the Operator;

(l)

Supervision and control of the Plant and entire Site using remote monitoring;

(m)

Reporting to the Client, which means the drafting of a half-yearly Report containing, inter alia, the following information: (i) production values, (ii) Biomass consumption, (iii) ordinary and extraordinary maintenance work done during the period in question, as more clearly detailed in Clause 2.4 below. Additionally, the Operator must use suitable ICT tools to ensure data about the ordinary functioning of the Plant is rapidly available. Such information might be about, but is not limited to, electric power production, Biomass consumption, analyses conducted, conduit maintenance or other information obtain to assess the functioning of the Plant. The Operator must also create and keep a document archive, in paper or electronic format, for the documentation about the functioning of the Plant and all information, communication, deeds and other material related to the Plant;

(n)

Compliance with current safety laws and regulations, in particular, the safety of the workers who provide Services and those parties who are the Operator’s sub-suppliers;

(o)

Upkeep of electric power production records, reading of power meters, waste disposal, relations with monitoring and inspection bodies (GSE, local financial offices, local healthcare services, provincial administration, fire brigade etc) and Plant operations, ensuring the Plant is operated and managed in compliance with Applicable Law and with the specific authorisation granted for the creation and operation of the Plant, for every aspect of relevance to the Plant;

(p)

Gathering and sending the required information to the Client for the proper management of the Client’s tax and accounting compliance;

(q)

Gathering and sending the Client and/or AEEGSI (energy, gas and water regulatory body), using the required portal or another authorised means agreed with the Client, all the technical information about the Plant’s production to ensure compliance with all Applicable Law.

2.4

Reports

(a)

The Operator shall draft in electronic format and send the Client and the Bank, by the 15 July and the 15 January of each calendar year, a technical report (hereafter the Report) with at least the following information:

(i)

The Plant’s performance as a whole (electric power distributed to the grid, per month), in accordance with the provisions of this Contract, for the Report reference period;

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(ii)

Quantity of Biomass delivered to the Plant, the quantity of Biomass loaded at the Plant and the quantity of Digestate sent to the Supplier, for the Report reference period;

(iii)

Any periods in which the Plant was not operating, the monitoring adopted and the reasons for this;

(iv)

A summary of any inspections, repairs, maintenance work and part replacements for the Plant as a whole;

(v)

Scheduled maintenance plan.

(b)

Where requested by the Client, the Operator shall provide it with data, at any time, about the system for measuring the quantity of electric power fed into the grid by the Plant.

(c)

It is also agreed the Client can, at any time, require the Operator to make one or more changes to the model and timetable for the drafting and sending of the Report. The Operator agrees to accept such changes without any additional fees payable by the Client.

2.5

Additional Services

(a)

The Operator shall provide the Client with Additional Services for the revamping of the Plant and the overhaul of the internal combustion engine, as detailed respectively in Annex 1 (Plant Revamping Work) and Annex 11 (Engine Overhaul Work) to this Contract, in accordance with the terms and conditions (including the specifications about deadlines for the Operator and payment by the Client) specified therein. The Parties acknowledge and agree that the provision of such Additional Services has already been taken into account in quantifying the Guaranteed Performance.

(b)

The Operator guarantees for the Client that the Additional Services will be free from defects for 2 (two) years from the date of completion, unless a longer warranty period is agreed on and/or granted by the manufacturers and/or sub-contracts (including Compagnia Generale Trattori S.p.A.). In the latter case, the Operator shall ensure the Client can benefit directly, without interruption, from the guarantee granted by the manufacturer and/or sub-contractor, once the aforementioned Operator liability period has expired.

Duration

Without prejudice to Clauses 13 and 14 below, this Contract shall be in effect for 10 (ten) years from the Date of Efficacy. The Contract can be renewed from year to year, following written communication by the Client to be sent to the Operator within 30 (thirty) days, from time to time, of the expiry of the Contract. If there is no communication concerning the renewal of the Contract, then it shall be deemed to be terminated.

Operator Declarations and Guarantees

4.1

Without prejudice to any other guarantees or commitments set out in other provisions in the Contract, the Operator declares and guarantees the following:

(a)

It has perfect knowledge of all the characteristics and conditions of the Plant (excluding any defects unknown at the Date of Efficacy) and of the Site, since it has surveyed them, and assessed - thus having perfect knowledge thereof - Site access methods (including the roads, passageways and all other transport routes), procurement opportunities, climate, environment and weather at the Site (hereafter, the Site Conditions). As such, it is able to provide the required Services for the Plant in accordance with best industry practices;

(b)

The provision of the Services will always be in full compliance with this Contract, Applicable Law, the Authorisation, and the requirements and standards established by the relevant operating and maintenance manuals, and the terms for the guarantees provided by parts suppliers. Moreover, such Services will be perfectly suited to the intended uses and purposes of the Plant, as detailed in this Contract or as could be reasonably inferred by a competent party, with experience in the provision of services of a similar nature, purpose, value and complexity to the Services. In general, the provision of the Services should in no way influence achieving the Guaranteed Performance level for the Plant under the Contract and/or the validity of the guarantees provided by parts suppliers;

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(c)

It has full knowledge of all the conditions and circumstances that might influence the methods for providing the Services, the execution times and the related costs;

(d)

The Services have been and will be provided, from the Date of Efficacy, using equipment and materials that comply with Applicable Law, and using personnel reporting directly to the Operator who have been properly hired and are correctly remunerated and insured;

(e)

It meets all the requirements for the execution of this Contract and it complies with all the provisions governing building, urban planning, the environment, and workplace health and safety, and more generally, all Applicable Law;

(f)

It has always fully and promptly paid all fees, taxes, bonuses, welfare provisions, insurance costs, and pension and other contributions due from it in accordance with Applicable Law, national labour agreements and/or corporate contracts for workers employed by it and/or sub-contractors, suppliers or sub-suppliers;

(g)

It has all the authorisation required to provide the Services;

(h)

It has a suitable organisational structure, personnel, machinery, equipment and anything else that might be required to provide the Services required of it under this Contract, guaranteeing they are provided to the highest standards, with it taking on the risk and organising the required means;

(i)

It has examined, analysed and accepted the Plant and the Site, and it accepts, from the Date of Efficacy, all the risks related to malfunctioning, loss or damage to the Plant and/or any of its components (excluding those cases in which the malfunctioning, loss and/or damage is directly and solely ascribable to hidden defects preceding the Date of Efficacy);

(j)

The provision of the Services will full comply, in all aspects, with this Contract;

(k)

It is a company under Italian law that has been properly incorporated as a limited liability company and that its existence is compliant with the law;

(l)

The obligations taken on by the Operator on the basis of this Contract, and by the guarantor, on the basis of the Bank Guarantee, are valid, legitimate and binding on the respective parties;

(m)

Since the approval of the most recent accounts, nothing has changed in the company’s business, its income or financial asset position, or its operations that might be detrimental to it fulfilling, as the Operator, the obligations accepted in this Contract, and/or the guarantor fulfilling the obligations taken on with the Bank Guarantee and/or the Client enforcing the Bank Guarantee;

(n)

The company is not insolvent or in one of the situations envisaged by Sections 2482-bis or 2482-ter of the Civil Code and that no bankruptcy proceedings have been instigated or threatened in writing against it; and

(o)

The guarantor providing the Bank Guarantee is not insolvent or in one of the situations envisaged by Sections 2446 or 2447of the Civil Code and that no bankruptcy proceedings have been instigated or threatened in writing against it.

4.2

The declarations and guarantees provided in Clause 4 are provided by the Operator at the Date of Commencement of Operations and they are to be understood as to be repeated each time it issues an invoice to the Client, taking into consideration events and circumstance at that date.

Other Operator Obligations and Provision of Services

5.1

In providing the Services, the Operator must guarantee, inter alia:

(a)

The perfect functioning of the Plant as a whole, in compliance with Applicable Law, the planning, and the relevant operating and maintenance manuals, and according to the terms of the guarantees provided by suppliers of components for the Plant and best market standards;

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(b)

The functioning of the Plant and all the additional work, and the constant achievement of the Guaranteed Performance level.

5.2

Repairs and Spare Parts: For the entire duration of the Contract, the Operator must ensure the Plant and the related components and materials function correctly, and perform all the related ordinary and extraordinary maintenance work, repairing and replacing the parts as indicated, by way of example, in the relevant section of Annex 1 (Description of Services) (hereafter, the Repairs), although the Client shall be solely responsible for Repairs related to actions taken by the Client and/or third parties appointed by the Client, except in those cases where the actions of the Client and/or a third party are performed because the Operator has failed to fulfil one or more of the obligations in this Contract. The Operator must ensure it has a suitable assortment of spare parts so as to guarantee the Plant constantly operates fully, in accordance with the parameters in this Contract, for the entire duration of this Contract (hereafter, the Spare Parts). The following is understood about the relationship between the Client and the Operator:

(a)

The Operator accepts all responsibility for parts that are replaced or repaired, and it must promptly inform the Client of all replacements made and ensure fulfilment of all the requirements placed on the Client by Applicable Law in relation to replacements and/or repairs;

(b)

Parts that are removed from the Plant because of replacement or repair work shall become the property of the Operator, which is consequently responsible for, inter alia, transporting and disposing of them in accordance with Applicable Law;

(c)

The Client can require the Operator to provide, for the entire duration of this Contract and at the Operator’s expense, sufficient space in one of its warehouses to store the Spare Parts in the most suitable way, with the Operator being responsible for the risk of loss or deterioration of those Spare Parts. The Client shall have the right to view this space, giving no more than 24 hours’ notice;

(d)

The Operator guarantees the Client that the components, Spare Parts and materials used in the provision of the Services are new and free of defects for no less than 2 (two) years from the completion date, unless a longer product guarantee period is provided by the manufacturer for any components or Spare Parts. In the latter case, the Operator shall ensure the Client can directly benefit, without interruption, from the relevant product guarantee offered by the manufacturer once the aforesaid guarantee period provided by the Operator is over. This is without prejudice to the fact the Operator shall be responsible for managing any complaints made against manufacturers and for promptly replacing, at its own expense, any defective or under-performing components, as per the provisions of this Contract.

5.3

Work Requests: The Operator shall fulfil any work requests the Client might make (hereafter, Work Request) in accordance with the terms and times established in the relevant section of Annex 1 (Description of Services). It should be noted that the failure to issue a Work Request shall not mean the Operator is exempt from correctly fulfilling the obligations required of it by this Contract. The Client must provide the Operator with all the technical information it has that is required to deal with a Work Request.

5.4

Cleaning: To optimise Plant performance, the Operator shall perform or guarantee the performance, inter alia, of the following: (i) the cleaning of the correspondent Plant components, and (iii) the cleaning of the Site, all in compliance with the provisions of this Contract.

5.5

Ordinary, Scheduled and Extraordinary Maintenance: Without prejudice to any broader obligations regulated by other provisions in this Contract, the Operator shall perform, inter alia, the following necessary and advisable work: (a) Ordinary scheduled maintenance to protect the Plant and its components from wear and guarantee its correct, complete and optimal functioning, along with the related ordinary maintenance on the relevant sections of the Site, in accordance with this Contract and (b) Extraordinary maintenance, that is, all work required, on a case by case basis, to repair, restore or replace any defective or under-performing aspects of the Plant and/or its components so as to ensure the constant, optimal functioning of the Plant and related components.

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5.6

Security Service: Starting from the Date of Efficacy, the Operator shall ensure the prompt maintenance of all anti-intrusion, alarm, video-surveillance, security and communication systems for the Site and the Plant, as more clearly detailed in this Contract.

5.7

Remote Monitoring: The Operator shall be responsible for the constant, remote monitoring of the Plant 24 (twenty-four) hours a day, 365 (three hundred and sixty-five)/366 (three hundred and sixty-six) days a year. The Operator shall ensure the remote monitoring system in place or provided by the Client functions fully and efficiently (the Remote Monitoring System) and it shall fix any malfunctioning, breakage and/or defect in the Plant signalled by the Remote Monitoring System.

5.8

Security: In particular, the Operator shall act in compliance with Applicable Law (especially those aspects concerning preventing accidents and illness in the workplace, and those aspects on health and safety in the workplace, including any enacting provisions) to ensure the safety of the personnel (including third party and Client personnel) and to observe all the requirements placed on an employer by Applicable Law, including Decree 81/2008, as amended and updated. In this, it shall ensure, under its sole responsibility and at its expense, the adoption of all the provisions, terms and precautions designed to prevent workplace injuries and to ensure the safety of and safeguard the lives of personnel and third parties. In compliance with Article 26.5 of Decree 81/2008, the costs for workplace safety linked to this Contract, as per the Interference Risk Document (DUVRI) are €3,000.00 (Euro three thousand only). Such costs are understood to be included in the Fee. It is understood that the Operator shall fulfil the obligations in this Contract in compliance with Applicable Law, fulfilling all requirements and promptly providing the Client with any documentation required in accordance with the Applicable Law given the nature and characteristics of the Services provided as part of this Contract. This shall even apply to those cases where such requirements become necessary because of changes in Applicable Law during the contractual period. Furthermore, in adopting measures to prevent workplace risks and ensure safety for the activities covered by this Contract, the Operator shall collaborate with the Client and with the safety manager appointed by the latter. To this end, the Operator shall coordinate its activities with the Client during the provision of Services in order to guarantee the safety of its workers. In this, the Operator undertakes to cooperate in the removal of interference risks and any causes that might hinder the correct performance of the Services. In order to improve such coordination, the Parties agree that at least two meetings are required annually, with one to plan the activities the Operator will undertake and the other to verify them

5.9

Site Access: Throughout the duration of the Contract, the Operator undertakes to not obstruct free and independent access to the Site by the Client, the Technical Expert and any other people appointed by the Client, the Bank and/or GSE (merely having to inform the Operator in advance of the person’s or people’s name(s)), partly to allow such people a full view of all of the Operator’s activities, in accordance with this Contract.

5.10

Insurance policies: For the entire duration of this Contract, the Operator must have current insurance policies, at its own expense in accordance with Clause 11.5 below, paying the premiums on time to the insurance companies, or to the Client, if the latter so provides directly, and fulfilling any other act or making any statement necessary therefor.

5.11

Authorisation: For the entire duration of the Contract, the Operator must do everything within its power to ensure the Authorisation remains in place for the entire duration of the Contract.

5.12

Welfare, pension and other contributions: The Operator shall be responsible for all taxes and contributions (insurance, welfare or otherwise) required by Applicable Law and any local or national collective labour agreements.

5.13

Additional Operator obligations - Indemnity: The Operator shall hold harmless and indemnify the Client or any other party acting on behalf of the latter, from any claim, application, action, cost, expense (including the related legal costs and expenses), damages, charges or liability arising in relation to:

(a)

Any damages, caused as a result of the activities that are the object of this Contract, incurred by parties employed or used by the Operator or a sub-contractor for the purposes of this Contract (including any damages for which the parties in question are not compensated by the National Insurance Institute for Industrial Accidents - INAIL), including pursuant to Section 1676 of the Civil Code;

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(b)

Compliance with the laws, rules and regulations on preventing workplace injuries and illnesses, and those on health and safety in the workplace (including the provisions in Decree 81/2008), as well as any enacting measures;

(c)

Any damages, be they direct or indirect and including environmental damages, incurred by the Client or third parties that are ascribable to the Operator or its employees and/or people delegated by it (including sub-contractors and suppliers) in relation to the execution of this Contract; and

(d)

Any excess for insurance policies,

unless that liability is due to wilful misconduct or serious negligence on the part of the Client.

5.14

Intellectual property: The Operator shall comply with provisions in any licence agreements between the Client and the parties who own or have the rights to patents, trademarks, licences, software, drawings, models or any other intellectual property for any technical and/or executive aspect linked to the provision of the Services. In this, the Operator undertakes to hold the Client harmless and to indemnify it against any liability arising from a breach, by the Operator, of such provisions.

5.15

Refrain obligations: The Operator shall refrain, at all times, from the following:

(a)

Signing contracts that have the effect of forming limitations on, creating pledges on or transferring the receivables due to the Operator from the Client;

(b)

Granting limitations, guarantees or encumbrances on the Spare Parts and/or components installed as part of the Repairs and/or in executing any other activity foreseen by the Contract.

5.16

Utilities: The following are the responsibility of the Operator and thus included in the Fee: (i) diesel or other fuel required to provide the Services and (ii) the telephone costs and any fees required for connections to the relevant anti-intrusion, video-surveillance, monitoring systems etc. The Client shall be responsible for the water and electricity utilities.

5.17

Bank Guarantee: To guarantee the proper provision of the relevant Services and, more generally, to ensure the Operator precisely fulfils all the obligations and payments required of it under this Contract, the Operator shall provide the Client, within 30 (thirty) days of the Date of Signing, with an autonomous, first demand guarantee from a leading Italian or EU bank, with a rating at least equal to that of the Bank (or, in any case, accepted by the Bank) (hereafter, the Bank Guarantee). The Bank Guarantee must be for a maximum guaranteed amount, at all times, of €400,000.00 (Euro four hundred thousand only), for a year, but renewable automatically for a further year, for the entire duration of this Contract. Furthermore, the Bank Guarantee (i) shall be issued using the model annexed to the Contract under number 9 and, in any case, in a manner that is, in form and substance, acceptable to the Client and Bank, (ii) can be enforced in its entirety and/or on more than one occasion, (iii) if it is enforced, shall be replenished within 20 (twenty) days of its use such that the maximum amount guaranteed is equal to the original Bank Guarantee and (iv), should the Operator correctly fulfil all its obligations under this Contract for two years from the Date of Signing, can be reduced, for the ensuing years in which the Contract is in force, such that, at any time, the maximum guaranteed amount is at least 25% (twenty-five per cent) of the Fee. …

5.18

The Bank Guarantee shall cover all damages from non-fulfilment of the Operator’s obligations under this Contract including, but not limited to, the payment of any amounts owed in the form of penalties (the Compensatory Penalties) or as compensation for damages payable by the Operator on the basis of this Contract, including all charges tied to entering into a new contractual relationship for the provision of the Services should this Contract be terminated due to non-fulfilment by the Operator.

5.19

If there is a deterioration in the financial capacity of the issuer of the Bank Guarantee, at the request of the Client, the Operator shall have the Bank Guarantee replaced, within 10 Working Days of such a request, by a new autonomous, first demand guarantee, with the terms and conditions in Annex 9, issued by a leading Italian or EU bank accepted by the Client and the Bank.

5.20

The Parties acknowledge and expressly agree that, in the case of failure to fulfil one or more of the obligations accepted by the Operator with this Contract, the Client can enforce the Bank Guarantee without the Operator or the issuer of the Bank Guarantee having any right to oppose this and/or without any need for any prior examination by the Operator and/or any other co-obligor or guarantor.

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5.21

Provision of the Services: The Operator must provide the Services in compliance with the Contract and in accordance with the terms and conditions indicated in the relevant operating and maintenance manuals, and all Applicable Law, including those laws and regulations governing the environment, and health and safety in the workplace.

5.22

The Operator undertakes to use employees, contract workers or sub-contractors (hereafter, the Personnel) in compliance with Applicable Law and, in any case, with the necessary expertise to currently fulfil the obligations accepted by the Operator with this Contract.

5.23

The Operator undertakes to provide the Services and related Repairs, and to meet Work Requests using employees, contract staff or sub-contractors, who must be available and ready to respond swiftly. To this end, the Operator shall provide the Client, while fully complying with Applicable Law on privacy and personal data protection, and before the commencement of such Services, with the name, surname, address and contact number for the employees, contract workers or sub-contractors designated by the Operator. Such details must also specify the role and qualifications of each individual.

5.24

Within 3 (three) Working Days of the Date of Signing, the Operator shall appoint a safety manager (the Safety Manager), sending written communication of the name of the designated person to the Client. The Safety Manager must direct and manage the personnel working at the Plant and Site. Without prejudice to any other remedies envisaged in Applicable Law or this Contract, the Client shall have the right to send the Operator notification and written communication of any conduct by the Safety Manager deemed to be negligent or not compliant with the Contract, requiring the Operator to adopt appropriate remedies. The Operator undertakes to promptly replace the appointed Safety Manager should he or she be unable to fulfil his/her duties. It is further understood that all the charges, costs and expenses related to appointing and compensating each Safety Manager are payable by the Operator and, as such, are to be understood as included in the Fee.

5.25

The Operator shall appoint a Plant Manager and a Plant Contact, as per the operating rules signed with the local grid operator, and it shall also identify and designate the figures indicated in the updated fourth edition of CEI 11.27 (Italian electric committee’s standard no. 11.27), such as the unit/person responsible for the electric system (URI), the unit/person responsible for work (URL), the works manager (PL), etc., who must be contactable 24/7.

Fee

6.1

The Fee payable annually by the Client to the Operator for the Services provided is €405,000.00 (Euro four hundred and five thousand only) plus VAT, if applicable and at the rate applicable according to law.

6.2

Without prejudice to the Client’s right of withdrawal set out in the Clause 13.1(d) below, the Operator can request in writing, at least 3 (three) months prior to the end of each year in which the Contract is in force, that the Fee, as indicated above, be increased annually by 100% (one hundred per cent) of the Italian National Statistics Institute’s (ISTAT) annual change in the consumer price index for families, workers and employees (i.e. variazione annuale dei prezzi al consumo per le famiglie di operai e impiegati).

6.3

The Fee is fixed and cannot be changed, unless both Parties agree and with written consent from the Bank. Furthermore, it includes all the obligations and charges payable by the Operator under this Contract and all the documents referred to directly or indirectly by the Contract or Applicable Law for the provision of the Services. Consequently, the Parties agree and accept to not apply any part of the Civil Code or other legal provision that would allow the Operator to have the Fee revised. In relation to this, it is hereby reiterated that the Operator has understood that the Fee also covers any unforeseen or unforeseeable risks that might make fulfilling the Contract more difficult and/or costly, thus expressly renouncing, inter alia, the provisions in Sections 1467 and 1664 of the Civil Code.

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6.4

On the basis of Clause 6.3 above, the Fee is understood to be all inclusive. Thus, the Fee includes, but is not limited to, the following charges:

(a)

Use of all the machinery and equipment required, including consumables and maintenance costs, as well as any transportation costs;

(b)

Purchasing, acquiring, transporting and installing all the related spare parts needed or advisable to perform repairs and to provide the Services in compliance with the Contract;

(c)

Disposing of any parts removed from the Plant during repair or replacement work in compliance with the Contract and all the costs for disposing of all the waste generated in the course of providing the Services;

(d)

The services of specialist and ordinary personnel, including any travel costs and all contributions (welfare, pension, insurance and trade union);

(e)

The adoption of injury prevention measures in compliance with current laws and regulations, for those aspects related to the Services;

(f)

Security services, and any patrols or guarding that might be necessary;

(g)

Any other charges that have not been specifically noted that are necessary for the correct provision of the Services.

Payment of the Fee

7.1

The Client shall pay the Operator the Fee indicated in Clause 6 above, minus any applicable Compensatory Penalties (i.e. Penali Compensative) or other payment due to the Client from the Operator, in deferred monthly instalments.

7.2

The Operator shall invoice the Client monthly for the relevant portion of the Fee. Invoices cannot be sent by the Operator to the Client prior to the end of the month in question. The Client shall pay these invoices within 60 (sixty) consecutive days from the date of reception.

7.3

The Parties irrevocably acknowledge and agree that the payment of the invoices by the Client to the Operator as per the terms indicated in Clause 7.2 above shall always be subject to the following conditions:

(a)

The payment by GSE to the Client of the all-inclusive feed-in tariff (i.e. tariffa incentivante) for the power produced by the Plant during the month to which the Services invoiced relate, unless the failure by GSE to pay can be directly ascribed to the Client; and

(b)

The Operator correctly fulfilling its obligations under this Contract;

Consequently, the payment shall not be made until the above conditions have been met.

7.4

Moreover, the Client can also make the payment of the Fee subject to receiving evidence of the regular payment of what is owed to employees and sub-contractors and/or suppliers, as proven by the documentation that has to be sent to the Operator at the request of the Client along with the relevant invoice.

7.5

Once the invoice has been received for the partial payment of the Fee, the Client shall have the right to dispute the amount invoiced, provided that the amount invoiced is paid in accordance with this Contract up to the amount that is not disputed.

7.6

All the payments referred to in Clause 7 shall be made by wire transfer to the current account indicated by the Operator from time to time on the relevant invoice.

7.7

If the Fee (or the portion or quota thereof) is paid late as per Clause 7, the Client shall be required to pay legal interest on the late payment equivalent to the 1-month Euribor rate on the date on which the payment was due plus 200 (two hundred) basis points per annum, to be calculated on a pro-rata basis for the period between the date the payment was due and the date it is actually made.

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Plant Performance, Compensatory Penalties, and Production Bonus

8.1

For the entire duration of the Contract, the Operator guarantees to the Client that the Plant shall attain and maintain the performance levels (the Guaranteed Performance) as indicated in Annex 6 (Verification Procedure for Performance, Compensatory Penalties and Production Bonus).

8.2

At the end of each six-month reference period for the Contract after 1 January 2018, if the Plant’s Performance, calculated according to Annex 6 (Verification Procedure for Performance, Compensatory Penalties and Production Bonus), is below the guaranteed level, the Operator shall be required to pay the Client the compensatory penalties (hereafter, the Compensatory Penalties) on the basis of the formula indicated in Annex 6 (Verification Procedure for Performance, Compensatory Penalties and Production Bonus). As an exception to the above:

(a)

For the period from the Date of Signing until 31 December 2017: (i) the Guaranteed Performance is set at 1,351 MWh, (ii) the Plant’s Performance shall be calculated before 31 January 2018, and (iii) the Compensatory Penalties shall not be payable by the Operator if the Plant’s Performance is below 1,351 MWh, but the Performance of the plants that make up the Biogas Portfolio is equal to or above 5,404 MWh for the same period;

(b)

For the first calendar year in which the Contract is in force (i.e. for the period from 1 January 2018 to 31 December 2018), the Plant’s Performance shall be calculated on an annual basis by 31 January 2019;

(c)

For the final portion of the calendar year in which the Contract is in force (i.e. the period from 1 January 2027 to 30 September 2027) and without prejudice to the Client’s renewal right under Clause 3 above, the Plant’s Performance shall be calculated on a pro-rata basis at the end of the six-month reference period and the third quarter reference period in the Contract.

8.3

The Parties acknowledge, partly pursuant to Section 1382 of the Civil Code, that the amount of the Compensatory Penalties indicated in Clause 8 above is coherent and reasonable, and cover the entire payment of all direct and indirect harm caused to the Client because of the failure to achieve the Plant’s Guaranteed Performance. Thus, the Operator waives in advance the right to take make any request or take any action to have a reduction in the Compensatory Penalties as determined according to Annex 6.

8.4

The amount of the Compensatory Penalties due from the Operator as determined according to Clause 8 cannot exceed, annually, an amount in excess of 100% (one hundred per cent) of the Fee.

8.5

Without prejudice to what is otherwise envisaged by Clause 8.2 above, by 31 January and 31 July of each calendar year following the year in question, the Client and the Operator shall determine - jointly, with the involvement of the Technical Expert - the values for the Plant’s Performance during the reference six-month period and any Compensatory Penalties that might be payable by the Operator in accordance with Clause 8. Specific minutes shall be kept of these proceedings, to be signed by the Client, the Operator and the Technical Expert.

8.6

If the Operator does not agree with the calculation of the Plant’s Performance, it can dispute it in writing within 20 (twenty) Working Days from the date of the minutes being signed, as above, and - where the Client and the Operator fail to reach an amicable solution to the dispute within 10 (ten) Working Days - the Operator can take action as per Clause 25, without prejudice to the Client’s right to apply, without delay, the Compensatory Penalties as per the minutes indicated in Clause 8.5 above. If the Operator fails to contest the calculation in writing within the period indicated, the calculation of the Plant’s Performance levels and, consequently, the calculation of any penalties due, shall be understood to be definitely accepted by the Operator.

8.7

In relation to the Plant and without prejudice to Clause 8.2 above, the Compensatory Penalties must be paid to the Client by the Operator within 30 (thirty) Working Days from the end of the six-month period in which the Plant’s Guaranteed Performance levels were not achieved. This is without prejudice to the Client’s right to offset this against what is owed to the Operator for its Fee.

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8.8

Starting from the second calendar year in which the Contract is in force (i.e. the year starting on 1 January 2019), if the conditions set out in the relevant sections of Annex 6 (Verification Procedure for Performance, Compensatory Penalties and Production Bonus) have been met, the Operator shall have the right to receive a production bonus (hereafter, Production Bonus) to be calculated using the formula indicated in the relevant section of Annex 6 (Verification Procedure for Performance, Compensatory Penalties and Production Bonus).

Plant Stoppage

9.1

The Operator cannot stop the Plant unless this is done in compliance with Clause 9 and to do scheduled ordinary or extraordinary maintenance in accordance with Annexes 3 and 5 of this Contract.

9.2

If the Operator decides the Plant needs to be stopped for safety reasons (including because the power is partially or completely unavailable), where the situation is objectively an emergency and/or the result of force majeure (hereafter, Emergency Stop), the Operator shall proceed by informing the Client thereof, ideally before the Emergency Stop is commenced and, in any case, no more than 2 (two) working hours from this happening. This is without prejudice to the Operator having to make every effort to minimise the length of the Emergency Stop and to get the Plant running again as quickly as possible.

9.3

The Operator acknowledges that, when such periods of Emergency Stop are due to reasons – accepted by the Client – that are not ascribable, either partially or totally, to the Operator, they shall be excluded from the calculation of the Plant’s Performance and result in a reduction of the Guaranteed Performance (at the same time, not creating a right to the Production Bonus) relative to the duration.

Client’s Obligations

The Client shall guarantee the Operator and the Personnel access to the Site in order to provide the Services that are the subject of this Contract. Throughout the duration of this Contract, the Client shall ensure the current Site road access system is available.

Insurance

11.1

Without changing the Operator’s responsibilities, the Client shall enter into and maintain the insurance policies listed below, and those required by Applicable Law. Such policies shall be entered into with leading insurance companies in accordance with Section 1891 of the Civil Code, including on behalf of the Operator and any sub-suppliers or sub-contractors and the Bank, which will thus be an insured party. The policies are as follows:

(a)

All Risks Property + Machinery Break Down + Business Interruption policy, to cover direct and material damage to the Plant that is caused by, for example, fire, explosion, natural events, disasters and third-party acts, such as terrorism and sabotage, as well as the damage to third parties. This policy must also have indirect coverage for the total/partial stoppage of the Plant due to one of the eligible reasons indicated in the material and direct damages section;

(b)

Third-party liability insurance, with a limit of liability not less than €2,500,000.00 (Euro two million five hundred thousand only) per loss/claim and €2,500,000.00 (Euro two million five hundred thousand only) per injured person.

11.2

The Operator is liable for damage caused to third parties by the Personnel.

11.3

The Client and the Operator acknowledge that the insurance coverage referred to in letter (a) of Clause 11.1 above can be subject to restriction and/or assigned in guarantee to the Bank. It is further understood that Client signing the insurance policies referred to in letters (a) and (b) of the preceding subsection shall in no way limit the Operator’s liability under this Contract and Applicable Law.

11.4

The excess and the terms of the insurance policies in letters (a) and (b) of Clause 11.1 shall be agreed in advance by the Client with the insurance company on behalf of all the insured parties. In any case, the Operator shall remain liable for any additional damages, excess or deductible, given the claim and coverage limits.

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11.5

The Operator shall sign and maintain the following insurance policies:

(a)

All the policies required by Applicable Law for employees, including the policy with the National Insurance Institute for Industrial Accidents - INAIL, with at least the minimum coverage required by Applicable Law;

(b)

Employers civil liability insurance for injuries to workers incurred while working, with a limit of no less than €2,000,000.00 (Euro two million only) per claim and €2,000,000.00 (Euro two million only) per injured person;

(c)

Third-party vehicle insurance with a claim limit for an amount in line with market practices for transactions financed as project financing.

11.6

It is also understood that the Operator shall:

(a)

As soon as it learns of such aspects, inform the Client in writing of any event that might result in a damage claim under this Contract, and any claim or event that might affect the validity of the insurance coverage;

(b)

Inform the Bank in writing about any claim and/or event that might affect the validity of the insurance coverage.

11.7

Failure to sign any of the insurance policies, or if any of them were originally invalid or became so, shall constitute serious non-compliance on the part of the Operator (with due regard to the interests of the Client) and could lead to the termination of this Contract.

11.8

All the costs, expenses and charges for the insurance policies that are the responsibility of the Operator, as per this Clause, shall be payable by the Operator. All the costs, expenses and charges for the insurance policies that are not the responsibility of the Operator shall be paid by the Client.

11.9

The Operator shall provide the Client with copies of the policies in Clause 11.5 above and the related receipts for the annual renewals at least 30 (thirty) Working Days prior to the planned date for the commencement of activities, showing the payment has been made.

Sub-contracting, Supplies

12.1

The Client henceforth authorises the Operator to sub-contract part of the Services to third parties, chosen from the list in Annex 7, meeting all the requirements established by Applicable Law. Nonetheless, all the guarantees and certification required by Applicable Law and this Contract must be issued by the Operator.

12.2

The Operator can sub-contract part of the Services to third parties not on the list in Annex 7 with the written approval of the Client and the Bank, having consulted the Technical Expert. Therefore, the Operator shall give the Client 10 (ten) Working Days of notice prior to sub-contracting Services.

12.3

Nonetheless, appointing sub-contractors shall not exonerate the Operator from its responsibilities for the complete, precise and timely fulfilment of its contractual requirements to the Client, even if the sub-contracts are approved in accordance with Clause 12.1 above.

12.4

In any case, sub-contracting agreements must include the following provisions:

(a)

The right of the Client to take over from the Operator (including for any rights linked to contractual, insurance or bank guarantees) if the Contract is terminated pursuant to Clause 14 below;

(b)

The obligation for the sub-contractor to deliver machinery, equipment or materials ready for delivery to the work site, upon payment of the price or balance by the Client or the successor appointed by it;

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(c)

The obligation for the sub-contractor to comply with the applicable laws and regulations on labour, pensions and welfare, workplace health and safety, injury prevention, and combating mafia and money laundering.

12.5

If the Client so requests, the Operator must provide the Client, on each occasion, with the document proving it has paid the necessary contributions, copies of the contracting or supply agreements, without any indications of the prices, in force or to come into force, and all the documentation required by the Applicable Law for sub-contracting and/or supply agreements. Furthermore, the Operator must also provide the Client with evidence that it has correctly fulfilled all its payment obligations to its sub-contractors and/or suppliers.

12.6

It is understood that the Operator shall be exclusively responsible for the payments to be made to sub-contractors and/or suppliers, according to the terms and conditions set out in the relevant sub-contracting and/or supply agreements between the Operator and the sub-contractors and/or suppliers.

12.7

The Operator, all the people working for it, regardless of their contracts, and the sub-contractors and/or suppliers of goods or services involved in the provision of the Services by the Operator shall also be deemed to be independent third parties in relation to the Client. The Parties expressly state they do not wish to use this Contract to create a relationship other than the intended one and, in particular, they do not wish to create, inter alia, an employment relationship, to link the companies, to make one company a branch of the other, to enter into a joint venture or to create any other contractual bond other than the one in the Contract.

Right of Withdrawal

13.1

The Client shall have the right to withdraw from this Contract if one of the following occurs:

(a)

An insolvency proceeding is applied against the Operator or the Operator is wound up or any form of liquidation procedure is commenced;

(b)

Changes to Applicable Law are made or force majeure events occur that make the execution of the Contract impossible;

(c)

One or more of the required Authorisations for the Plant and/or, regardless of the reason, the all-inclusive feed-in tariffs for the Plant are revoked;

(d)

Should the Operator request that the Client adjust the Fee in accordance with the rate of the annual change in ISTAT’s consumer price index for families, workers and employees in accordance with Clause 6.2 above.

13.2

If one of the events indicated in Clause 13.1 above occurs, the withdrawal from this Contract shall become effective once the Client has notified the Operator of its intention to enforce this Clause, giving 20 (twenty) Working Days of notice of its intention.

13.3

If the Client enforces its right of withdrawal in accordance with Clause 13.1 above, the Operator shall clear up and vacate the Site within 10 (ten) Working Days of the request by the Client.

13.4

If this Clause 13 is enforced, the Operator will only be entitled to payment for properly documented and executed services up until the moment of the right of withdrawal being exercised, without any right to anything else. Thus, the Operator expressly waives its right, inter alia, to the provisions established by Section 1671 of the Civil Code.

Termination due to the Operator

14.1

Express termination clause pursuant to Section 1456 of the Civil Code: Should the Operator fail to meet one of the obligations listed below, the Client can terminate the Contract, pursuant to Section 1456 of the Civil Code, notifying the Operator:

(a)

Delays exceeding 7 (seven) Working Days for acting on a Work Request from the Client;

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(b)

Revocation, suspension, or failure to obtain or renew any of the required Authorisation for a reason ascribable to the Operator;

(c)

Revocation or suspension of the all-inclusive feed-in tariff for the Plant for a reason ascribable to the Operator;

(d)

Failure to comply with the Expert’s indications for the Operator;

(e)

The insurance policies in Clause 11.5 above not being issued, renewed or becoming invalid or ineffective;

(f)

If the Plant’s Performance, at the end of any contractual one-year period, is less than 10% (ten per cent) below the Guaranteed Performance level;

(g)

The unjustified suspension (as proven by suitable documentation produced by the Client) of the Services by the Operator for a period exceeding 10 (ten) consecutive days or 30 (thirty) days in total during an annual contractual period, even if not consecutive;

(h)

The transfer, in any form, including through the sale or hire of the company or a going concern, of the Contract by the Operator in breach of Clause 19.2;

(i)

Submission of a bankruptcy application or an application for any other form of insolvency (including voluntary early arrangements with creditors or compositions with creditors on a going concern basis) or restructuring proceedings pursuant to Articles 67 or 182-bis of the Italian Bankruptcy Law, or any other form of insolvency proceeding against the issuer of the Bank Guarantee pursuant to the law applicable to the issuer of the Bank Guarantee;

(j)

Non-compliance with the safety and security obligations set out in Clause 5.8 above;

(k)

Failure to provide, renew or replenish the Bank Guarantee within the term indicated in Clause 5.17, or the Bank Guarantee ceasing to be valid or effective, or a failure to replace the Bank Guarantee if the financial capacity of the issuer of the Bank Guarantee deteriorates, as per Clause 5.19 above;

(l)

The Operator is required to pay the Client Compensatory Penalties for a year in excess of 100% (one hundred per cent) of the Fee;

(m)

Non-compliance with the obligations on sub-contracting and supplies set out in Clause 12 above;

(n)

Failure to provide the Services in accordance with the period and/or terms indicated in the relative section of Annex 1;

(o)

A delay in excess of 30 (thirty) days in delivering the Report;

(p)

2 (two) thefts in each of the years in which the Contract is in force;

(q)

If one or more of the O&M Contracts for the Biogas Portfolio have been terminated by one or more of the SPVs for a breach by the Operator.

14.2

If any of the circumstances indicated in the previous Clause 14.1 occur, the Contract shall be legally terminated as soon as the Client informs the Operator in writing of its intention to enforce this express termination clause, which is for the exclusive benefit of the Client.

14.3

Other breaches: For any other breaches by the Operator of the obligations in the Contract that are not insignificant, the Client shall send the Operator a notice to fulfil (a warning) pursuant Section 1454 of the Civil Code in which the Client grants the Operator a period of no less than 15 (fifteen) days to remedy the infringement. If the Operator fails, within the assigned period to remedy the infringement, the Contract shall be terminated by right.

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14.4

Consequences of termination for fault of the Operator: In every case in which the Contract is terminated, pursuant to Clauses 14.1 and 14.3, the Client and the Operator specifically acknowledge and irrevocably agree on the following:

(a)

The Client shall only pay the Operator for the amounts accrued for the Services actually provided up to the date of termination, minus any amounts already paid and any applicable Compensatory Penalties;

(b)

The Operator shall in any case perform the Services indicated in the Contract until it is actually replaced, by the Client, by another party, providing complete and unconditional cooperation and availability to ensure the smooth hand over to the new party. In such a case, the Operator shall be due a Fee for the number of Working Days following the early termination on which it actually provided the Services indicated in this Contract. Once this period has expired, the Operator shall clear up and vacate the Site within 10 (ten) Working Days of the request by the Client; and

(c)

Within 5 (five) Working Days of the Operator receiving the notification of termination from the Client, the Operator shall pay the Client a termination penalty worth 50% (fifty per cent) of the Fee for a year. Moreover, the Client can offset this amount, totally or partially, against any amounts it might owe the Operator, regardless of their nature. Additionally, this does not prejudice the Client’s right to seek redress for any additional damages incurred. The Operator acknowledges the penalty and accepts it is consistent with the Fee for the Services and it waivers any right to take action or make any application designed to reduce the amount of this penalty.

Termination due to the Client

15.1

Without prejudice to what is set out in the Direct Agreement, the Contract shall be rescinded, pursuant to Section 1456 of the Civil Code, at the fault of the Client, if the Client fails to make the payment of the Fee due to the Operator for a period in excess of 60 (sixty) Working Days from the moment when the Operator obtained the right to the payment according to the Contract.

15.2

In all cases of termination pursuant to Clause 15, the Client shall:

(a)

Pay the Operator the Fee due for the Services actually provided up to the date of termination, minus any amounts already paid; and

(b)

Release the Bank Guarantee.

15.3

Without prejudice to the terms and conditions to be established by the Direct Agreement to ensure the Bank’s right to take over in the Contract, if the Contract has been terminated at the fault of the Client, the Operator shall have to return the Plant to the Client, within 2 (two) Working Days in the actual and legal state in which it is.

Suspension of the Contractual Obligations

At any time, the Client can request, in writing, that the Operator suspends, either partially or totally, the provision of its obligations pursuant to this Contract. If such a suspension exceeds 30 (thirty) Working Days for each contractual year in which the Contract is in force and the suspension is not directly or indirectly ascribable to the Operator failing to fulfil one or more of its contractual obligations, the Client shall reimburse the Operator for all its outlay expenses and other reasonably incurred and duly documented costs arising from the suspension.

Legislative Changes

17.1

If any changes are made to the Applicable Law following the signing of this Contract and such changes have a significant impact on the Plant’s operations and maintenance, then the Client and the Operator shall agree in good faith and within a reasonable time period, in relation to the obligations required of each Party by the Contract, the changes to be made to this Contract to adapt it to the legislative changes. For this, the prior consent of the Bank is required.

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17.2

It is understood that changes to the Applicable Law that cause an increase in the Operator’s operating costs of 20% (twenty per cent) or less of the annual Fee for the reference year shall not be deemed to be significant changes and, as such, the Operator shall incur any increased costs due to the legislative changes.

17.3

It is also understood and agreed that the Operator, during the negotiations about the changes to be made to this Contract in the wake of a significant legislative change, will continue to fulfil its contractual obligations and it will also comply with the amended or updated Applicable Law.

Force Majeure

18.1

The Operator and the Client, depending on the case, agree to inform the other Party of any cases of force majeure (hereafter, Force Majeure) related to the contractual obligations herein within 2 (two) Working Days of learning about them.

18.2

The following shall be considered Force Majeure events, when they prevent the proper fulfilment of the obligations required of the Operator and the Client by this Contract, when they occurred in Italy and when they could not have been avoided by the party impacted by the Force Majeure event by using the diligence, prudence and expert knowledge of a reasonable and prudent worker:

(a)

Wars, riots, invasions and civil wars;

(b)

Unrest or occupation on the areas on which the work is done;

(c)

National and local strikes in Italy or other strike action, except where this is company specific or is caused by the illegitimate conduct of the party, or one of its sub-contractors, affected by the Force Majeure act;

(d)

Natural disasters, earthquakes or flooding that prevents the provision of all or many of the Services.

18.3

The Parties shall adopt all possible and suitable measures to mitigate the negative effects of a Force Majeure event on the execution of this Contract.

18.4

If a Force Majeure event continues for a period in excess of 30 (thirty) consecutive Working Days or for a total of 120 (one hundred twenty) Working Days, the Party other than the one prevented from fulfilling the Contract because of the event shall have the right to withdraw from the Contract, informing the other Party in writing. In such a case, the Operator shall only be entitled to payment of the Fee for the Services actually provided up to the date of withdrawal.

18.5

The Operator acknowledges and accepts that it cannot request any increase in the Fee following a Force Majeure event, for which the Operator expressly waives all compensation, fees, pay-outs, reimbursements or recompense from insurance entities and/or third parties for the Client since such events fall within the risk knowingly taken on by the Operator under this Contract and since the cost of the All Risks Property + Machinery Break Down + Business Interruption policy is payable by the Client. It is thus agreed that any compensation, fees, pay-outs, reimbursements or recompense for such events paid by insurance entities and/or third parties to the Client shall not be transferred to the Operator.

18.6

The following events, by way of example, but not limited to these, shall not be considered Force Majeure: extended periods of rain, snow and/or bad weather, fires, thefts and/or acts of vandalism.

Compensation and Transfer

19.1

Compensation

(a)

The Operator cannot offset what it owes to the Client with what it is owed by the Client and/or the other SPVs under this Contract and/or the other O&M Contracts for the Biogas Portfolio.

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(b)

However, the Client and/or the other SPVs can offset, at any time, the amounts owed to the Operator under this Contract and/or the other O&M Contracts against the amounts payable to the Client and/or the other SPVs by the Operator under this Contract and/or the other O&M Contracts for the Biogas Portfolio (including those amounts owed as Compensatory Penalties). It is, though, understood that the Client must first offset what it is owed against the amounts due to the Operator under this Contract prior to offsetting such amounts, for any amount in excess, against what is owed to the Operator by the other SPVs under the other O&M Contracts for the Biogas Portfolio.

19.2

Transfer

(a)

The Operator cannot transfer or sell, even partially or through the sale or rental of the company or a going concern, this Contract unless it has the prior written consent of the Client and the Bank.

(b)

No amounts payable, no receivables and/or no requests for compensation due to the Operator or derived from this Contract shall be sold or transferred to third parties, pledged, allocated or used as any form of lien.

(c)

Pursuant to Section 1406 of the Civil Code, the Operator agrees to the Client selling or transferring, as a whole or in part, this Contract and the related rights and/or obligations (including the rights and credits linked to the Bank Guarantee).

(d)

In particular, from this moment forth, the Operator expressly accepts that all the receivables deriving from this Contract and the Bank Guarantee are transferred to the Bank to guarantee the commitments accepted by the Client in accordance with the Financing Agreement in effect at that time.

Communication

20.1

Any communication related to this Contract must be in writing and, unless otherwise agreed by the Parties, it must be done using PEC email, registered letter with read receipt or email (or another form of communication agreed on in writing by the Parties as an alternative) using the following addresses for the Parties, which should be seen as their domiciles for all intents and purposes, or those notified in writing at a later stage by each Party to the others:

if to the Client:

[  ]

if to the Operator:

Biogaservizi S.r.l.

[  ]

or to an alternative address that is communicated subsequently to the other Party using a form of communication that complies with what is indicated above.

20.2

Any communication sent in relation to this Contract shall be deemed to have been made:

(a)

When it is received by the recipient, if sent by registered letter with read receipt or courier;

(b)

When it is sent (as per the sent confirmation report) if sent by fax, to the addresses indicated above; or

(c)

When it is sent (as per the related delivery receipt), if an email is sent to the addresses above;

provided this is done before 5 pm Italian time on a Working Day; otherwise, the following Working Day shall be used.

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Intellectual, Industrial and Commercial Property Rights

21.1

The Operator guarantees and holds harmless the Client for an unlimited period of time for any and all claims by owners/licence holders of patents, trademarks, licences, designs, models or other works of intellectual property related to any technical and/or executive aspects of the provision of the Services.

21.2

In any case, the Operator is responsible for all the charges and liabilities connected to obtaining the right to use such patents, trademarks, licences, designs, models or other works of intellectual property.

21.3

The Client shall remain external to all relations between the Operator and the owners/licence holders for such works, and to any resultant disputes between these parties.

Confidentiality

22.1

The Parties agree the contents of this Contract are strictly confidential, except where otherwise required by laws applicable to the Parties (including the possibility to communicate the signing of this Contract and other terms and conditions by the Client and the Bluesphere group in order to comply with legal/regulatory obligations or provisions issued by competent authorities). Thus, each of the Parties undertakes to not divulge any document, data or information received directly or indirectly form the other Party, or that is learnt during the execution of this Contract, to third parties without the written consent of the other Party.

22.2

The Client undertakes to not use documents, data and information provided by the Operator for purposes that are not strictly connected to needs derived from the ownership, creation, management or maintenance of the Plant or the financing transaction with the Bank. Similarly, the Operator undertakes to not use documents, data and information provided by the Client for purposes not strictly linked to the needs derived from fulfilling its obligations under this Contract.

22.3

The provisions in Clause 22 shall remain in effect even if the Contract is terminated.

22.4

The Parties agree that signing this Contract also indicates the disclosure and granting of consent requirements for the processing of data pursuant to Legislative Decree no. 196 of 30 June 2003, where required, have been fulfilled.

Project Finance Funding

23.1

The Client has largely funded the creation of the Plant by signing a project financing agreement with the Bank.

23.2

Consequently, the Operator shall sign a Direct Agreement, to be annexed to this Contract as Annex 8 (hereafter the Direct Agreement), with the Bank and the Client.

23.3

The Parties mutually acknowledge and agree that:

(a)

The Client has appointed, at the indication of the Bank, Protos S.p.A., as the Technical Expert. The Technical Expert shall have the faculties and prerogatives specifically indicated in this Contract and it shall act in the interests of the Bank. It fees shall be entirely paid by the Client.

(b)

The exercise of certain rights and faculties linked to this Contract by the Parties must be in compliance with the decisions of the Bank and/or the Technical Expert, in accordance with the Contract.

(c)

If this Contract requires the prior consent or agreement of the Bank and/or the Technical Expert, then the provision in question shall be effective with regard to third parties.

23.4

Pursuant to Section 1411 of the Civil Code, the Parties accept, to the benefit of the Bank:

(a)

This Contract, including the annexes and related/ancillary documents, shall not be amended without the written consent of the Bank and, in the absence of such consent, no future or potential changes to the contractual terms and conditions can be agreed by the Parties.

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(b)

No exceptions can be made for any rights, actions or faculties envisaged by this Contract without the written consent of the Bank, even if it is not expressly stated that such consent is required.

(c)

To ask the Bank or to verify that the required consent has been granted every time this is required by the Contract.

23.5

Without prejudice to the time limits specifically stated in this Contract, the Parties acknowledge that any delay on the Bank’s behalf in using any power, right and/ or faculty granted to it by this Contract shall in no way be construed as a waiver thereof. Similarly, the partial or isolated use of a power, right and/or faculty by the Bank can in no way be seen as precluding the additional or other use of the same or other powers, rights and/or faculties that the Bank enjoys as a result of this Contract.

Sundry

24.1

Any amendments or additions to this Contract or the Annexes must be approved in writing by the Client and Operator.

24.2

The Contract constitutes the entire contractual agreement between the Parties for the subject in question and, consequently, it completely replaces and terminates any prior or separate related agreements, whether written or oral.

24.3

The nullity, voidability or invalidity of any of the provisions in this Contract shall not interfere with the validity and efficacy of the other contractual provisions, without prejudice to Section 1419 of the Civil Code. In any case, the Parties shall do whatever possible to negotiate, in good faith, replacement provisions that have equivalent effects.

24.4

The Parties acknowledge and agree that this Contract has been negotiated between the them and, thus, Sections 1341 and 1342 of the Civil Code are not applicable.

24.5

The costs related to the signing of this Contract, including any stamp duty, copies, registration duties or anything else shall be paid by the Operator.

Applicable Law and Resolution of Disputes

25.1

This Contract shall be governed and interpreted according to Italian law.

25.2

For any disagreements, disputes or claims arising between the Parties about the interpretation, enactment or execution of this Contract or any infringement, the Parties shall initially seek to resolve these through negotiation, within 20 (twenty) Working Days of the one Party notifying the other in writing about the disagreement.

25.3

Any disagreements that cannot be amicably settled shall be the exclusive competence of the Milan Court.

25.4

The Client and the Operator can submit any technical disagreement related to the Contract to a technical expert (the Expert). The Expert shall be selected by the first party to act from among the following: Moroni & Partners, EOS Consulting, BIT S.p.A. or another consultancy form of proven reliability and technical expertise for the questions that arose, to be agreed in good faith by the Client and Operator.

25.5

The Expert shall resolve disagreements in accordance with the provisions of the Contract, acting as an arbiter pursuant to Section 1349 of the Civil Code. The Expert must communicate its decision in writing to the Parties, detailing the underlying reason, within thirty (30) Working Days of accepting the appointment. The fees for the Expert and all the related expenses shall be payable by the losing Party.

Milan, 7 November 2017

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